AMENDMENT
TO
MASTER INVESTMENT ADVISORY AGREEMENTS
     The Master Investment Advisory Agreements (the “Agreements”) by and between Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation, and each registered investment company set forth on Exhibit A to this Amendment (each individually referred to as “Fund”, or collectively, “Funds”), severally, on behalf of each of their series of beneficial interest (each, a “Portfolio”), is hereby amended as follows:
     WHEREAS, at the close of business on December 31, 2009, Invesco Aim Advisors, Inc. merged into Invesco Institutional (N.A.), Inc., and subsequently Invesco Institutional (N.A.), Inc. was renamed Invesco Advisers, Inc.;
     WHEREAS, Invesco Advisers, Inc. assumes all rights, duties and obligations under the Agreements;
     NOW, THEREFORE, the parties acknowledge and agree that Invesco Advisers, Inc., as successor by merger to Invesco Aim Advisors, Inc., shall be bound by the terms of such Agreements and shall assume all of Invesco Aim Advisors, Inc.’s rights, duties and obligations as its own as of January 1, 2010;

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: January 1, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)
AIM COUNSELOR SERIES TRUST
AIM EQUITY FUNDS
AIM FUNDS GROUP
AIM GROWTH SERIES
AIM INTERNATIONAL MUTUAL FUNDS
AIM INVESTMENT FUNDS
AIM INVESTMENT SECURITIES FUNDS
AIM SECTOR FUNDS
AIM TAX-EXEMPT FUNDS
AIM TREASURER’S SERIES TRUST
AIM VARIABLE INSURANCE FUNDS
SHORT-TERM INVESTMENTS TRUST

Attest:	/s/ Stephen Rimes Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

EXHIBIT A
TO
AMENDMENT TO MASTER INVESTMENT ADVISORY AGREEMENT

Fund	Amendment Number
AIM Counselor Series Trust	8
AIM Equity Funds	14
AIM Funds Group	13
AIM Growth Series	13
AIM Investment Funds	15
AIM International Mutual Funds	4
AIM Investment Securities Funds	10
AIM Sector Funds	3
AIM Tax-Exempt Funds	2
AIM Treasurer’s Series Trust	3
AIM Variable Insurance Funds	18
Short-Term Investments Trust	5